EXHIBIT 23.1

DAVID A. ARONSON, CPA, P.A.
1000 NE 176th Street
North Miami Beach, FL 33162

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated May 26, 2010 and our review report dated January 20, 2010, in this Registration Statement on Form S-1 of Frozen Food Gift Group, Inc., for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

David A. Aronson, CPA, P.A.
North Miami Beach, FL
January 21, 2011